Filed Pursuant to Rule 424(b)(3)

Registration No. 333-257253

Prospectus Supplement No. 2

(to Prospectus dated September 23, 2021)

NewLake Capital Partners, Inc.

Common Stock

This prospectus amends and supplements the prospectus dated September 23, 2021 (the “Prospectus”), which forms a part of our Registration Statement on Form S-11 (Registration Statement No. 333-257253). This prospectus supplement is being filed to update and supplement the information included in the prospectus with the information contained in our Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 20, 2021 (the “Form 8-K”). Accordingly, we have attached the Form 8-K to this prospectus supplement.

Our common stock is listed on the OTCQX® Best Market operated by OTC Markets Group, Inc. (the “OTCQX”) under the symbol “NLCP.” On December 29, 2021, the last sale price of our common stock, as reported on the OTCQX, was $28.89 per share.

We are an “emerging growth company” and a “smaller reporting company” under the federal securities laws and will be subject to reduced public company reporting requirements. Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 8 of the prospectus for a discussion of certain risk factors that you should consider before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.

The date of this Prospectus Supplement No. 2 is December 29, 2021

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2021

NewLake Capital Partners, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-56327	83-4400045
(State or other jurisdiction of	Commission File No.	(I.R.S. Employer
Incorporation or organization)		Identification No.)

27 Pine Street Suite 50

New Canaan, CT 06840

(Address of principal executive offices) (Zip Code)

(203) 594-1402

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2021, the Board of Directors (the “Board”) of NewLake Capital Partners, Inc. (the “Company”) approved forms of stock unit agreements to be used by the Company under the Company’s 2021 Equity Incentive Plan (the “Plan”), including a form of restricted stock unit agreement for awards to the Company’s senior executives, a form of restricted stock unit agreement for awards to other Company employees, a form of performance stock unit agreement for awards to the Company’s senior executives, a form of performance stock unit agreement for awards to other Company employees, and a form of restricted stock unit agreement for awards to the Company’s non-employee directors (collectively, the “Form Agreements”).

Stock units will be granted on the terms and conditions of the Form Agreements and the Plan, which include such service-based and, in the case of performance stock units, performance-based vesting conditions as the Board or the Compensation Committee of the Board determines in accordance with the Plan in connection with grants of awards.

The Form Agreements are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4, and 10.5 to this Form 8-K, and incorporated herein by reference.

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Form of Senior Executive Restricted Stock Unit Agreement under the NewLake Capital Partners, Inc. 2021 Equity Incentive Plan.
10.2	Form of Senior Executive Performance Stock Unit Agreement under the NewLake Capital Partners, Inc. 2021 Equity Incentive Plan.
10.3	Form of Employee Restricted Stock Unit Agreement under the NewLake Capital Partners, Inc. 2021 Equity Incentive Plan.
10.4	Form of Employee Performance Stock Unit Agreement under the NewLake Capital Partners, Inc. 2021 Equity Incentive Plan.
10.5	Form of Non-Employee Director Restricted Stock Unit Agreement under the NewLake Capital Partners, Inc. 2021 Equity Incentive Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:  December 20, 2021

NEWLAKE CAPITAL PARTNERS, INC.

By:	/s/ David Weinstein
David Weinstein
Chief Executive Officer

Exhibit 10.1

 SENIOR EXECUTIVE FORM

NEWLAKE CAPITAL PARTNERS, INC.

2021 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

This RESTRICTED STOCK UNIT AGREEMENT (the “Agreement”), dated as of _________________ (the “Date of Grant”), is delivered by NewLake Capital Partners, Inc. (the “Company”) to _______________ (the “Participant”).

RECITALS

The NewLake Capital Partners, Inc. 2021 Equity Incentive Plan (the “Plan”) provides for the grant of restricted stock units. The Committee has decided to make this grant of restricted stock units as an inducement for the Participant to promote the best interests of the Company and its stockholders. The Participant hereby acknowledges the receipt of a copy of the official prospectus for the Plan. This Agreement is made pursuant to the Plan and is subject in its entirety to all applicable provisions of the Plan. Capitalized terms used herein and not otherwise defined will have the meanings set forth in the Plan.

1.    Grant of Stock Units. Subject to the terms and conditions set forth in this Agreement and in the Plan, the Company hereby grants the Participant _______ restricted stock units (the “Stock Units”). Each Stock Unit represents the right of the Participant to receive a share of Company Stock on the applicable payment date set forth in Section 5 below, subject to the terms of this Agreement.

2.    Stock Unit Account. Stock Units represent hypothetical shares of Company Stock, and not actual shares of stock. The Company shall establish and maintain a Stock Unit account, as a bookkeeping account on its records, for the Participant and shall record in such account the number of Stock Units granted to the Participant. No shares of Company Stock shall be issued to the Participant at the time the grant is made, and the Participant shall not be, and shall not have any of the rights or privileges of, a stockholder of the Company with respect to any Stock Units recorded in the Stock Unit account. The Participant shall not have any interest in any fund or specific assets of the Company by reason of this award or the Stock Unit account established for the Participant.

3.    Vesting.

(a)    The Stock Units shall become vested according to the following schedule (each, a “Vesting Date”), provided that the Participant continues to be employed by, or provide service to, the Employer from the Date of Grant until the applicable Vesting Date:

Vesting Date	Vested Stock Units

(b)     The vesting of the Stock Units shall be cumulative, but shall not exceed 100% of the Stock Units. If the foregoing schedule would produce fractional Stock Units, the number of Stock Units that vest shall be rounded down to the nearest whole Stock Unit and the fractional Stock Units will be accumulated so that the resulting whole Stock Units will be included in the number of Stock Units that become vested on the last Vesting Date.

(c)    In the event of a Change of Control before all of the Stock Units vest in accordance with Section 3(a) above, the provisions of Section 13 of the Plan shall apply to the Stock Units.

4.    Termination of Employment or Service.

(a)    Except as set forth in this Agreement, if the Participant ceases to be employed by, or provide service to, the Employer for any reason prior to the scheduled Vesting Date, any unvested Stock Units shall automatically terminate and shall be forfeited as of the date of the Participant’s termination of employment or service.

(b)    If the Participant’s employment with the Employer (i) is terminated by the Employer without Cause (as defined in the Employment Agreement between the Employer and the Participant as in effect from time to time (the “Employment Agreement”)), (ii) is terminated by the Participant for Good Reason (as defined in the Employment Agreement), or (iii) terminates by reason of death or Disability (as defined in the Employment Agreement), in each case before the scheduled Vesting Date, then if the Participant (or the Participant’s executor, legal representative, administrator or designated beneficiary, as applicable, in the event of the Participant’s death) executes and does not revoke a Release (as defined in the Employment Agreement) in accordance with the terms of the Employment Agreement, any unvested Stock Units shall accelerate and become vested in full as of the date of the Participant’s termination of employment or service, and such date shall be a Vesting Date for purposes of Section 5 and Section 6.

(c)    For the avoidance of doubt, termination of the Participant’s employment on account of the Company’s non-renewal of the Employment Agreement at the end of the Term (as defined in the Employment Agreement) (a “Company Non-Renewal”) shall not constitute termination without Cause or for Good Reason. In the event of a Company Non-Renewal, if the Participant executes and does not revoke a Release (as defined in the Employment Agreement) in accordance with the terms of the Employment Agreement, then solely with respect to any unvested Stock Units that, had such Company Non-Renewal not occurred, would have vested prior to or at the end of the fiscal year in which the Participant’s employment terminates due to such Company Non-Renewal, such unvested Stock Units shall become vested as of the date of the Participant’s termination of employment, and such date shall be a Vesting Date for purposes of Section 5 and Section 6.

(d)    If the Participant’s employment with the Employer is terminated by the Company for Cause, all Stock Units, whether vested or unvested, that have not been paid prior to the date of the Participant’s termination of employment or service pursuant to Section 5 below shall automatically terminate and shall be forfeited as of the date of the Participant’s termination of employment or service.

5.    Payment of Stock Units and Tax Withholding.

(a)    The Company shall issue to the Participant one share of Company Stock for each vested Stock Unit, subject to applicable tax withholding obligations. Subject to Section 5(b) below, such issuance shall be made within sixty (60) days following the applicable Vesting Date. No payment shall be made with respect to any unvested Stock Units that terminate as described in Sections 4(a) and 4(d) above.

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(b)    At the time of payment in accordance with Section 5(a) above, the number of shares issued to the Participant shall be reduced by a number of shares of Company Stock with a Fair Market Value equal to an amount of the federal (including FICA), state, local and other tax liabilities required by law to be withheld with respect to the payment of the Stock Units. To the extent the Company determines that it is not reasonably practicable to withhold in accordance with the immediately preceding sentence, the Participant shall be required to pay to the Employer, or make other arrangements satisfactory to the Employer to provide for the payment of, any federal, state, local or other taxes that the Employer is required to withhold with respect to the Stock Units. Unless the Committee determines otherwise, share withholding for taxes shall not exceed the Participant’s minimum applicable tax withholding amount.

(c)    The obligation of the Company to deliver Company Stock shall also be subject to the condition that if at any time the Board shall determine in its discretion that the listing, registration or qualification of the shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of shares (any such circumstance, a “Securities Requirement”), the shares may not be issued in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board. The issuance of shares, if any, to the Participant pursuant to this Agreement is subject to any applicable laws or regulations of the United States or of any state having jurisdiction thereof. In the event that the Company delays issuance of shares of Company Stock hereunder as a result of a Securities Requirement, such issuance shall be made at the earliest date at which the Company reasonably determines that such issuance will not violate a Securities Requirement, as required by Treasury Regulation Section 1.409A-2(b)(7)(ii). No payment shall be delayed under this Section 5(c) if such delay will result in a violation of Section 409A of the Code.

6.    No Stockholder Rights; Dividend Equivalents. Neither the Participant, nor any person entitled to receive payment in the event of the Participant’s death, shall have any of the rights and privileges of a stockholder with respect to shares of Company Stock, including voting or dividend rights, until certificates for shares have been issued upon payment of Stock Units. The Participant acknowledges that no election under Section 83(b) of the Code is available with respect to Stock Units. Notwithstanding the foregoing, the Participant shall be entitled to accrue Dividend Equivalents on the shares underlying the Stock Units prior to the Vesting Date, which shall be credited to the Stock Unit account for the Participant and will be paid or distributed in the form of cash or shares of Company Stock, in the Committee’s discretion, when the shares underlying the Stock Units vest and are issued in accordance with this Agreement. If paid in shares of Company Stock, the number of shares of Company Stock that shall be issued with respect to such Dividend Equivalents shall be equal to (a) the accumulated Dividend Equivalents, divided by (b) the Fair Market Value per share of Company Stock on the date preceding the date on which the Stock Units are settled pursuant to Section 5, rounded down to the nearest whole share, and the Company shall pay the Fair Market Value of any fractional share thus eliminated in cash. For the avoidance of doubt, Dividend Equivalents shall vest and be paid with respect to the same number of shares of Company Stock as the number of Stock Units that vest and are paid.

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7.    Grant Subject to Plan Provisions. This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant and payment of the Stock Units are subject to the provisions of the Plan and to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the shares of Company Stock, (c) changes in capitalization of the Company and (d) other requirements of applicable law. The Committee shall have the authority to interpret and construe the Stock Units pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

8.    No Employment or Other Rights. The grant of the Stock Units shall not confer upon the Participant any right to be retained by or in the employ or service of any Employer and shall not interfere in any way with the right of any Employer to terminate the Participant’s employment or service at any time. The right of any Employer to terminate at will the Participant’s employment or service at any time for any reason is specifically reserved.

9.    Assignment and Transfers. Except as the Committee may otherwise permit pursuant to the Plan, the rights and interests of the Participant under this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Participant, by will or by the laws of descent and distribution. In the event of any attempt by the Participant to alienate, assign, pledge, hypothecate, or otherwise dispose of the Stock Units or any right hereunder, except as provided for in this Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Stock Units by notice to the Participant, and the Stock Units and all rights hereunder shall thereupon become null and void. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates. This Agreement may be assigned by the Company without the Participant’s consent.

10.    Applicable Law; Jurisdiction. The validity, construction, interpretation and effect of this Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, without giving effect to the conflicts of laws provisions thereof. Any action arising out of, or relating to, any of the provisions of this Agreement shall be brought only in the United States District Court for the District of Maryland, or if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in Maryland, and the jurisdiction of such court in any such proceeding shall be exclusive. Notwithstanding the foregoing sentence, on and after the date a Participant receives shares of Company Stock hereunder, the Participant will be subject to the jurisdiction provision set forth in the Company’s bylaws, if any.

11.    Entire Agreement. This Agreement and the Plan constitute the entire agreement among the Company and the Participant pertaining to the subject matter hereof, and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Company and the Participant with respect to the Stock Units granted hereunder, and in the event of any inconsistency between Section 6(b)(3), Section 6(c)(2) or Section 6(f)(1)(ii) of the Employment Agreement and this Agreement, the terms and conditions of this Agreement shall control. In the event of any inconsistency between the Plan and this Agreement, the terms and conditions of the Plan shall control.

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12.    Notice. Any notice to the Company provided for in this instrument shall be addressed to the Company in care of the Company’s Secretary, at the corporate headquarters of the Company at 27 Pine Street, Suite 50, New Canaan, CT 06840, and any notice to the Participant shall be addressed to the Participant at the current address shown on the payroll of the Employer, or to such other address as the Participant may designate to the Employer in writing. Any notice shall be delivered by hand, electronic mail, or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service or by the postal authority of the country in which the Participant resides or to an internationally recognized expedited mail courier.

13.    Clawback and Other Policies. The Participant agrees that, subject to the requirements of applicable law, the Stock Units, and the right to receive and retain any Company Stock covered by this Agreement, shall be subject to any applicable clawback or recoupment policies, share trading policies and other policies that may be implemented by the Board from time to time.

14.    Application of Section 409A of the Code. This Agreement is intended to be exempt from or otherwise comply with the provisions of Section 409A of the Code. Notwithstanding the foregoing, if the Stock Units constitute “deferred compensation” under Section 409A of the Code and the Stock Units become vested and settled upon the Participant’s termination of employment, payment with respect to the Stock Units shall be delayed for a period of six months after the Participant’s termination of employment if the Participant is a “specified employee” as defined under Section 409A of the Code and if required pursuant to Section 409A of the Code. If payment is delayed, the Stock Units shall be settled and paid within thirty (30) days after the date that is six (6) months following the Participant’s termination of employment. Payments with respect to the Stock Units may only be paid in a manner and upon an event permitted by Section 409A of the Code. Each payment under this Agreement shall be treated as a separate payment, and the right to a series of installment payments under this Agreement shall be treated as a right to a series of separate payments. In no event shall the Participant, directly or indirectly, designate the calendar year of payment. The Company may change or modify the terms of this Agreement without the Participant’s consent or signature if the Company determines, in its sole discretion, that such change or modification is necessary for purposes of compliance with or exemption from the requirements of Section 409A of the Code or any regulations or other guidance issued thereunder.

15.    Section 280G. The Company and the Participant agree that Section 13 of the Employment Agreement regarding the application of Section 280G of the Code shall apply to the Stock Units and payments under this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused an officer to execute this Agreement, and the Participant has executed this Agreement, effective as of the Date of Grant.

NEWLAKE CAPITAL PARTNERS, INC.

Name: Title:

I hereby accept the award of Stock Units described in this Agreement, and I agree to be bound by the terms of the Plan and this Agreement.

Date	Participant

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Exhibit 10.2

 SENIOR EXECUTIVE FORM

NEWLAKE CAPITAL PARTNERS, INC.

2021 EQUITY INCENTIVE PLAN

PERFORMANCE STOCK UNIT AGREEMENT

This PERFORMANCE STOCK UNIT AGREEMENT (the “Agreement”), dated as of _________________ (the “Date of Grant”), is delivered by NewLake Capital Partners, Inc. (the “Company”) to ____________________ (the “Participant”).

RECITALS

The NewLake Capital Partners, Inc. 2021 Equity Incentive Plan (the “Plan”) provides for the grant of restricted stock units that vest and are payable if specified Performance Goals are met. The Committee has decided to make this grant of performance restricted stock units as an inducement for the Participant to promote the best interests of the Company and its stockholders. The Participant hereby acknowledges the receipt of a copy of the official prospectus for the Plan. This Agreement is made pursuant to the Plan and is subject in its entirety to all applicable provisions of the Plan. Capitalized terms used herein and not otherwise defined will have the meanings set forth in the Plan.

1.    Grant of PSUs. Subject to the terms and conditions set forth in this Agreement and in the Plan, the Company hereby grants the Participant performance restricted stock units (the “PSUs”), subject to the achievement of the Performance Goals set forth on Exhibit A hereto. Each PSU represents the right of the Participant to receive a share of Company Stock on the applicable payment date set forth in Section 6 below, subject to the terms of this Agreement. The target number of PSUs granted pursuant to this Agreement shall be [Target] (the “Target PSUs”), provided that the Participant has the opportunity to earn up to [Maximum] PSUs based upon achievement of the Performance Goals and the terms and conditions described herein.

2.    PSU Account. PSUs represent hypothetical shares of Company Stock, and not actual shares of stock. The Company shall establish and maintain a PSU account, as a bookkeeping account on its records, for the Participant and shall record in such account the number of PSUs granted to the Participant. No shares of Company Stock shall be issued to the Participant at the time the grant is made, and the Participant shall not be, and shall not have any of the rights or privileges of, a stockholder of the Company with respect to any PSUs recorded in the PSU account. The Participant shall not have any interest in any fund or specific assets of the Company by reason of this award or the PSU account established for the Participant.

3.    Vesting.

(a)    The number of PSUs that vest (if any) shall be determined in accordance with the terms and conditions set forth on Exhibit A, which are incorporated herein by reference.

(b)    Any outstanding PSUs that do not vest in accordance with Exhibit A shall be immediately cancelled, and Participant shall thereupon cease to have any right or entitlement to receive any shares with respect to those cancelled PSUs.

4.    Termination of Employment or Service. The provisions of this Section 4 shall apply in the event that a Change of Control does not occur during the Performance Period.

(a)    Except as set forth in this Section 4 or Section 5 below, if the Participant ceases to be employed by, or provide service to, the Employer for any reason before the Vesting Date (as defined on Exhibit A), the unvested PSUs shall automatically terminate and shall be forfeited as of the date of the Participant’s termination of employment or service.

(b)    If the Participant’s employment with the Employer (i) is terminated by the Employer without Cause (as defined in the Employment Agreement between the Employer and the Participant as in effect from time to time (the “Employment Agreement”)), (ii) is terminated by the Participant for Good Reason (as defined in the Employment Agreement), or (iii) terminates by reason of death or Disability (as defined in the Employment Agreement), in each case before the Vesting Date (any termination described in the preceding clauses (i) through (iii), a “Qualifying Termination”), to the extent that the performance period set forth on Exhibit A (the “Performance Period”) has not ended as of the date of such termination, the unvested PSUs shall remain outstanding and shall vest in accordance with Section 3(a) as if the Participant had continued in employment through the Vesting Date, provided that the Participant (or the Participant’s executor, legal representative, administrator or designated beneficiary, as applicable, in the event of the Participant’s death) executes and does not revoke a Release (as defined in the Employment Agreement) in accordance with the terms of the Employment Agreement.

(c)     For the avoidance of doubt, termination of the Participant’s employment on account of the Company’s non-renewal of the Employment Agreement at the end of the Term (as defined in the Employment Agreement) (a “Company Non-Renewal”) shall not constitute termination without Cause or for Good Reason. In the event of a Non-Renewal before the Vesting Date, if the Participant executes and does not revoke a Release (as defined in the Employment Agreement) in accordance with the terms of the Employment Agreement, to the extent that the Performance Period ends following the termination date and prior to or at the end of the fiscal year in which the Participant’s employment terminates due to such Company Non-Renewal, the unvested PSUs shall remain outstanding and shall vest in accordance with Section 3(a) as if the Participant had continued in employment through the Vesting Date, provided that the Participant executes and does not revoke a Release in accordance with the terms of the Employment Agreement. For the avoidance of doubt, in the event the Participant’s employment terminates due to a Company Non-Renewal, if the Performance Period does not end prior to or at the end of the fiscal year in which such termination occurs, then upon such termination, all PSUs shall be forfeited.

(d)    If the Participant’s employment with the Employer is terminated by the Company for Cause, all PSUs, whether vested or unvested, that have not been paid prior to the date of the Participant’s termination of employment or service shall automatically terminate and shall be forfeited as of the date of the Participant’s termination of employment or service.

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5.    Change of Control. If a Change of Control occurs during the Performance Period, the PSUs shall be treated as described in this Section 5. Notwithstanding anything to the contrary, the Committee may take such other actions with respect to the PSUs as it deems appropriate in accordance with and to the extent permitted by Section 4(e) and Section 13 of the Plan.

(a)    In lieu of measuring performance as of the end of the Performance Period, the Committee shall calculate a “Change of Control Amount” as of the closing date of the Change of Control (the “Change of Control Date”) as follows: the number of PSUs to be included in the Change of Control Amount (if any) shall be determined by the Committee in accordance with Exhibit A, by comparing the actual performance to the Performance Goals as of the Change of Control Date (for which purpose, the Performance Period shall be deemed to end on the Change of Control Date), subject to adjustment to the extent set forth in Exhibit A, and to the extent the achievement of any Performance Goal is not objectively determinable, the Committee shall determine in its sole discretion whether and to what extent the applicable Performance Goals have been met.

(b)    If the PSUs are assumed in accordance with Section 13(a) of the Plan, the following shall apply:

(i)    If Participant continues in employment through the Vesting Date, the Change of Control Amount shall be paid within sixty (60) days following the Vesting Date in accordance with Section 6(a), and the Change of Control Amount shall not be earned until such Vesting Date.

(ii)    If the Participant has a Qualifying Termination prior to the Vesting Date, the date of the Participant’s termination of employment or service shall be a Vesting Date for purposes of Section 6 and Section 7, and the Change of Control Amount shall be paid within sixty (60) days following such Vesting Date in accordance with Section 6(a), provided that the Participant (or the Participant’s executor, legal representative, administrator or designated beneficiary, as applicable, in the event of the Participant’s death) executes and does not revoke a Release (as defined in the Employment Agreement) in accordance with the terms of the Employment Agreement.

(iii)    If there is a Company Non-Renewal that is effective prior to the Vesting Date (to the extent that the Performance Period ends following the termination date and prior to or at the end of the fiscal year in which the Participant’s employment terminates due to such Non-Renewal, without regard to any shortened Performance Period on account of the occurrence of the Change of Control), the date of the Participant’s termination of employment or service shall be a Vesting Date for purposes of Section 6 and Section 7, and the Change of Control Amount shall be paid within sixty (60) days following such Vesting Date in accordance with Section 6(a)provided that the Participant executes and does not revoke a Release (as defined in the Employment Agreement) in accordance with the terms of the Employment Agreement.

(iv)    If the Participant’s employment with the Employer is terminated by the Company for Cause, all PSUs, whether vested or unvested, that have not been paid prior to the date of the Participant’s termination of employment or service shall automatically terminate and shall be forfeited as of the date of the Participant’s termination of employment or service.

(v)    Except as set forth in this Section 5(b), if the Participant ceases to be employed by, or provide service to, the Employer for any reason before the Vesting Date (as defined on Exhibit A), the Change of Control Amount shall be forfeited as of the date of the Participant’s termination of employment or service and shall not be paid to the Participant.

(c)    If the PSUs are not assumed in accordance with Section 13(a) of the Plan, then Section 13(b) of the Plan shall apply.

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6.    Payment of PSUs and Tax Withholding.

(a)    If and when the PSUs vest, the Company shall issue to the Participant one share of Company Stock for each vested PSU, subject to applicable tax withholding obligations. Subject to Sections 6(b), payment shall be made within sixty (60) days following the applicable Vesting Date. No payment shall be made with respect to any unvested PSUs that terminate as described in Sections 4 and 5 above.

(b)    At the time of payment in accordance with Section 6(a) above, the number of shares issued to the Participant shall be reduced by a number of shares of Company Stock with a Fair Market Value equal to an amount of the federal (including FICA), state, local and other tax liabilities required by law to be withheld with respect to the payment of the PSUs. To the extent the Company determines that it is not reasonably practicable to withhold in accordance with the immediately preceding sentence, the Participant shall be required to pay to the Employer, or make other arrangements satisfactory to the Employer to provide for the payment of, any federal, state, local or other taxes that the Employer is required to withhold with respect to the PSUs. Unless the Committee determines otherwise, share withholding for taxes shall not exceed the Participant’s minimum applicable tax withholding amount.

(c)    The obligation of the Company to deliver Company Stock shall also be subject to the condition that if at any time the Board shall determine in its discretion that the listing, registration or qualification of the shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of shares (any such circumstance, a “Securities Requirement”), the shares may not be issued in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board. The issuance of shares, if any, to the Participant pursuant to this Agreement is subject to any applicable laws or regulations of the United States or of any state having jurisdiction thereof. In the event that the Company delays issuance of shares of Company Stock hereunder as a result of a Securities Requirement, such issuance shall be made at the earliest date at which the Company reasonably determines that such issuance will not violate a Securities Requirement, as required by Treasury Regulation Section 1.409A-2(b)(7)(ii). No payment shall be delayed under this Section 5(c) if such delay will result in a violation of Section 409A of the Code.

7.    No Stockholder Rights; Dividend Equivalents. Neither the Participant, nor any person entitled to receive payment in the event of the Participant’s death, shall have any of the rights and privileges of a stockholder with respect to shares of Company Stock, including voting or dividend rights, until certificates for shares have been issued upon payment of PSUs. The Participant acknowledges that no election under Section 83(b) of the Code is available with respect to PSUs. Notwithstanding the foregoing, the Participant shall be entitled to accrue Dividend Equivalents on the shares underlying the PSUs prior to the Vesting Date, which shall be credited to the PSU account for the Participant and will be paid or distributed in the form of cash or shares of Company Stock, in the Committee’s discretion, when the shares underlying the PSUs vest and are issued in accordance with this Agreement. If paid in shares of Company Stock, the number of shares of Company Stock that shall be issued with respect to such Dividend Equivalents shall be equal to (a) the accumulated Dividend Equivalents, divided by (b) the Fair Market Value per share of Company Stock on the date preceding the date on which the PSUs are settled pursuant to Section 5 or 6, rounded down to the nearest whole share, and the Company shall pay the Fair Market Value of any fractional share thus eliminated in cash. For the avoidance of doubt, Dividend Equivalents shall vest and be paid with respect to the same number of shares of Company Stock as the number of PSUs that vest and are paid in accordance with Exhibit A.

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8.    Grant Subject to Plan Provisions. This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant and payment of the PSUs are subject to the provisions of the Plan and to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the shares of Company Stock, (c) changes in capitalization of the Company and (d) other requirements of applicable law. The Committee shall have the authority to interpret and construe the PSUs pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

9.    No Employment or Other Rights. The grant of the PSUs shall not confer upon the Participant any right to be retained by or in the employ or service of any Employer and shall not interfere in any way with the right of any Employer to terminate the Participant’s employment or service at any time. The right of any Employer to terminate at will the Participant’s employment or service at any time for any reason is specifically reserved.

10.    Assignment and Transfers. Except as the Committee may otherwise permit pursuant to the Plan, the rights and interests of the Participant under this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Participant, by will or by the laws of descent and distribution. In the event of any attempt by the Participant to alienate, assign, pledge, hypothecate, or otherwise dispose of the PSUs or any right hereunder, except as provided for in this Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the PSUs by notice to the Participant, and the PSUs and all rights hereunder shall thereupon become null and void. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates. This Agreement may be assigned by the Company without the Participant’s consent.

11.    Applicable Law; Jurisdiction. The validity, construction, interpretation and effect of this Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, without giving effect to the conflicts of laws provisions thereof. Any action arising out of, or relating to, any of the provisions of this Agreement shall be brought only in the United States District Court for the District of Maryland, or if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in Maryland, and the jurisdiction of such court in any such proceeding shall be exclusive. Notwithstanding the foregoing sentence, on and after the date a Participant receives shares of Company Stock hereunder, the Participant will be subject to the jurisdiction provision set forth in the Company’s bylaws, if any.

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12.    Entire Agreement. This Agreement and the Plan constitute the entire agreement among the Company and the Participant pertaining to the subject matter hereof, and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Company and the Participant with respect to the PSUs granted hereunder, and in the event of any inconsistency between Section 6(b)(3), Section 6(c)(2) or Section 6(f)(1)(ii) of the Employment Agreement and this Agreement, the terms and conditions of this Agreement shall control. In the event of any inconsistency between the Plan and this Agreement, the terms and conditions of the Plan shall control.

13.    Notice. Any notice to the Company provided for in this instrument shall be addressed to the Company in care of the Company’s Secretary, at the corporate headquarters of the Company at 27 Pine Street, Suite 50, New Canaan, CT 06840, and any notice to the Participant shall be addressed to the Participant at the current address shown on the payroll of the Employer, or to such other address as the Participant may designate to the Employer in writing. Any notice shall be delivered by hand, electronic mail, or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service or by the postal authority of the country in which the Participant resides or to an internationally recognized expedited mail courier.

14.    Clawback and Other Policies. The Participant agrees that, subject to the requirements of applicable law, the PSUs, and the right to receive and retain any Company Stock covered by this Agreement, shall be subject to any applicable clawback or recoupment policies, share trading policies and other policies that may be implemented by the Board from time to time.

15.    Application of Section 409A of the Code. This Agreement is intended to be exempt from or otherwise comply with the provisions of Section 409A of the Code. Notwithstanding the foregoing, if the PSUs constitute “deferred compensation” under Section 409A of the Code and the PSUs become vested and settled upon the Participant’s termination of employment, payment with respect to the PSUs shall be delayed for a period of six months after the Participant’s termination of employment if the Participant is a “specified employee” as defined under Section 409A of the Code and if required pursuant to Section 409A of the Code. If payment is delayed, the PSUs shall be settled and paid within thirty (30) days after the date that is six (6) months following the Participant’s termination of employment. Payments with respect to the PSUs may only be paid in a manner and upon an event permitted by Section 409A of the Code. Each payment under this Agreement shall be treated as a separate payment, and the right to a series of installment payments under this Agreement shall be treated as a right to a series of separate payments. In no event shall the Participant, directly or indirectly, designate the calendar year of payment. The Company may change or modify the terms of this Agreement without the Participant’s consent or signature if the Company determines, in its sole discretion, that such change or modification is necessary for purposes of compliance with or exemption from the requirements of Section 409A of the Code or any regulations or other guidance issued thereunder.

16.    Section 280G. The Company and the Participant agree that Section 13 of the Employment Agreement regarding the application of Section 280G of the Code shall apply to the PSUs and payments under this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused an officer to execute this Agreement, and the Participant has executed this Agreement, effective as of the Date of Grant.

NEWLAKE CAPITAL PARTNERS, INC.

Name: Title:

I hereby accept the award of PSUs described in this Agreement, and I agree to be bound by the terms of the Plan and this Agreement.

Date	Participant

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Exhibit 10.3

 EMPLOYEE FORM

NEWLAKE CAPITAL PARTNERS, INC.

2021 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

This RESTRICTED STOCK UNIT AGREEMENT (the “Agreement”), dated as of _________________ (the “Date of Grant”), is delivered by NewLake Capital Partners, Inc. (the “Company”) to _______________ (the “Participant”).

RECITALS

The NewLake Capital Partners, Inc. 2021 Equity Incentive Plan (the “Plan”) provides for the grant of restricted stock units. The Committee has decided to make this grant of restricted stock units as an inducement for the Participant to promote the best interests of the Company and its stockholders. The Participant hereby acknowledges the receipt of a copy of the official prospectus for the Plan. This Agreement is made pursuant to the Plan and is subject in its entirety to all applicable provisions of the Plan. Capitalized terms used herein and not otherwise defined will have the meanings set forth in the Plan.

1.    Grant of Stock Units. Subject to the terms and conditions set forth in this Agreement and in the Plan, the Company hereby grants the Participant _______ restricted stock units (the “Stock Units”). Each Stock Unit represents the right of the Participant to receive a share of Company Stock on the applicable payment date set forth in Section 5 below, subject to the terms of this Agreement.

2.    Stock Unit Account. Stock Units represent hypothetical shares of Company Stock, and not actual shares of stock. The Company shall establish and maintain a Stock Unit account, as a bookkeeping account on its records, for the Participant and shall record in such account the number of Stock Units granted to the Participant. No shares of Company Stock shall be issued to the Participant at the time the grant is made, and the Participant shall not be, and shall not have any of the rights or privileges of, a stockholder of the Company with respect to any Stock Units recorded in the Stock Unit account. The Participant shall not have any interest in any fund or specific assets of the Company by reason of this award or the Stock Unit account established for the Participant.

3.    Vesting.

(a)    The Stock Units shall become vested according to the following schedule (each, a “Vesting Date”), provided that the Participant continues to be employed by, or provide service to, the Employer from the Date of Grant until the applicable Vesting Date:

Vesting Date	Vested Stock Units

(b)     The vesting of the Stock Units shall be cumulative, but shall not exceed 100% of the Stock Units. If the foregoing schedule would produce fractional Stock Units, the number of Stock Units that vest shall be rounded down to the nearest whole Stock Unit and the fractional Stock Units will be accumulated so that the resulting whole Stock Units will be included in the number of Stock Units that become vested on the last Vesting Date.

(c)    In the event of a Change of Control before all of the Stock Units vest in accordance with Section 3(a) above, the provisions of Section 13 of the Plan shall apply to the Stock Units.

4.    Termination of Employment or Service.

(a)    Except as set forth in this Agreement, if the Participant ceases to be employed by, or provide service to, the Employer for any reason prior to the scheduled Vesting Date, any unvested Stock Units shall automatically terminate and shall be forfeited as of the date of the Participant’s termination of employment or service.

(b)    Except as otherwise provided in Section 4(c) below, if the Participant’s employment with the Employer is terminated by the Employer without Cause before the scheduled Vesting Date, then if the Participant executes and does not revoke a Release, any unvested Stock Units that would have become vested if the Participant had remained employed through the next scheduled Vesting Date shall accelerate and become vested as of the date of the Participant’s termination of employment or service, such date shall be a Vesting Date for purposes of Section 5 and Section 6, and any remaining unvested Stock Units shall be forfeited.

(c)    If the Participant’s employment with the Employer is terminated by the Employer without Cause within six (6) months following a Change of Control but before the scheduled Vesting Date, then if the Participant executes and does not revoke a Release, any unvested Stock Units shall accelerate and become vested in full as of the date of the Participant’s termination of employment or service, and such date shall be a Vesting Date for purposes of Section 5 and Section 6.

(d)    If the Participant’s employment with the Employer terminates by reason of death or Disability, in each case before the scheduled Vesting Date, then if the Participant (or the Participant’s executor, legal representative, administrator or designated beneficiary, as applicable, in the event of the Participant’s death) executes and does not revoke a Release, any unvested Stock Units shall accelerate and become vested in full as of the date of the Participant’s termination of employment or service, and such date shall be a Vesting Date for purposes of Section 5 and Section 6.

(e)    For purposes of this Agreement, “Release” shall mean a general release of any and all claims against the Company and all related parties with respect to all matters arising out of the Participant’s employment by the Employer, and the termination thereof, in such form as the Company shall determine.

(f)    If the Participant’s employment with the Employer is terminated by the Company for Cause, all Stock Units, whether vested or unvested, that have not been paid prior to the date of the Participant’s termination of employment or service pursuant to Section 5 below shall automatically terminate and shall be forfeited as of the date of the Participant’s termination of employment or service.

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5.    Payment of Stock Units and Tax Withholding.

(a)    The Company shall issue to the Participant one share of Company Stock for each vested Stock Unit, subject to applicable tax withholding obligations. Subject to Section 5(b) below, such issuance shall be made within sixty (60) days following the applicable Vesting Date. No payment shall be made with respect to any unvested Stock Units that terminate as described in Sections 4(a) and 4(d) above.

(b)    At the time of payment in accordance with Section 5(a) above, the number of shares issued to the Participant shall be reduced by a number of shares of Company Stock with a Fair Market Value equal to an amount of the federal (including FICA), state, local and other tax liabilities required by law to be withheld with respect to the payment of the Stock Units. To the extent the Company determines that it is not reasonably practicable to withhold in accordance with the immediately preceding sentence, the Participant shall be required to pay to the Employer, or make other arrangements satisfactory to the Employer to provide for the payment of, any federal, state, local or other taxes that the Employer is required to withhold with respect to the Stock Units. Unless the Committee determines otherwise, share withholding for taxes shall not exceed the Participant’s minimum applicable tax withholding amount.

(c)    The obligation of the Company to deliver Company Stock shall also be subject to the condition that if at any time the Board shall determine in its discretion that the listing, registration or qualification of the shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of shares (any such circumstance, a “Securities Requirement”), the shares may not be issued in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board. The issuance of shares, if any, to the Participant pursuant to this Agreement is subject to any applicable laws or regulations of the United States or of any state having jurisdiction thereof. In the event that the Company delays issuance of shares of Company Stock hereunder as a result of a Securities Requirement, such issuance shall be made at the earliest date at which the Company reasonably determines that such issuance will not violate a Securities Requirement, as required by Treasury Regulation Section 1.409A-2(b)(7)(ii). No payment shall be delayed under this Section 5(c) if such delay will result in a violation of Section 409A of the Code.

6.    No Stockholder Rights; Dividend Equivalents. Neither the Participant, nor any person entitled to receive payment in the event of the Participant’s death, shall have any of the rights and privileges of a stockholder with respect to shares of Company Stock, including voting or dividend rights, until certificates for shares have been issued upon payment of Stock Units. The Participant acknowledges that no election under Section 83(b) of the Code is available with respect to Stock Units. Notwithstanding the foregoing, the Participant shall be entitled to accrue Dividend Equivalents on the shares underlying the Stock Units prior to the Vesting Date, which shall be credited to the Stock Unit account for the Participant and will be paid or distributed in the form of cash or shares of Company Stock, in the Committee’s discretion, when the shares underlying the Stock Units vest and are issued in accordance with this Agreement. If paid in shares of Company Stock, the number of shares of Company Stock that shall be issued with respect to such Dividend Equivalents shall be equal to (a) the accumulated Dividend Equivalents, divided by (b) the Fair Market Value per share of Company Stock on the date preceding the date on which the Stock Units are settled pursuant to Section 5, rounded down to the nearest whole share, and the Company shall pay the Fair Market Value of any fractional share thus eliminated in cash. For the avoidance of doubt, Dividend Equivalents shall vest and be paid with respect to the same number of shares of Company Stock as the number of Stock Units that vest and are paid.

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7.    Grant Subject to Plan Provisions. This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant and payment of the Stock Units are subject to the provisions of the Plan and to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the shares of Company Stock, (c) changes in capitalization of the Company and (d) other requirements of applicable law. The Committee shall have the authority to interpret and construe the Stock Units pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

8.    No Employment or Other Rights. The grant of the Stock Units shall not confer upon the Participant any right to be retained by or in the employ or service of any Employer and shall not interfere in any way with the right of any Employer to terminate the Participant’s employment or service at any time. The right of any Employer to terminate at will the Participant’s employment or service at any time for any reason is specifically reserved.

9.    Assignment and Transfers. Except as the Committee may otherwise permit pursuant to the Plan, the rights and interests of the Participant under this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Participant, by will or by the laws of descent and distribution. In the event of any attempt by the Participant to alienate, assign, pledge, hypothecate, or otherwise dispose of the Stock Units or any right hereunder, except as provided for in this Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Stock Units by notice to the Participant, and the Stock Units and all rights hereunder shall thereupon become null and void. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates. This Agreement may be assigned by the Company without the Participant’s consent.

10.    Applicable Law; Jurisdiction. The validity, construction, interpretation and effect of this Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, without giving effect to the conflicts of laws provisions thereof. Any action arising out of, or relating to, any of the provisions of this Agreement shall be brought only in the United States District Court for the District of Maryland, or if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in Maryland, and the jurisdiction of such court in any such proceeding shall be exclusive. Notwithstanding the foregoing sentence, on and after the date a Participant receives shares of Company Stock hereunder, the Participant will be subject to the jurisdiction provision set forth in the Company’s bylaws, if any.

11.    Entire Agreement. This Agreement and the Plan constitute the entire agreement among the Company and the Participant pertaining to the subject matter hereof, and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Company and the Participant with respect to the Stock Units granted hereunder. In the event of any inconsistency between the Plan and this Agreement, the terms and conditions of the Plan shall control.

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12.    Notice. Any notice to the Company provided for in this instrument shall be addressed to the Company in care of the Company’s Secretary, at the corporate headquarters of the Company at 27 Pine Street, Suite 50, New Canaan, CT 06840, and any notice to the Participant shall be addressed to the Participant at the current address shown on the payroll of the Employer, or to such other address as the Participant may designate to the Employer in writing. Any notice shall be delivered by hand, electronic mail, or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service or by the postal authority of the country in which the Participant resides or to an internationally recognized expedited mail courier.

13.    Clawback and Other Policies. The Participant agrees that, subject to the requirements of applicable law, the Stock Units, and the right to receive and retain any Company Stock covered by this Agreement, shall be subject to any applicable clawback or recoupment policies, share trading policies and other policies that may be implemented by the Board from time to time.

14.    Application of Section 409A of the Code. This Agreement is intended to be exempt from or otherwise comply with the provisions of Section 409A of the Code. Notwithstanding the foregoing, if the Stock Units constitute “deferred compensation” under Section 409A of the Code and the Stock Units become vested and settled upon the Participant’s termination of employment, payment with respect to the Stock Units shall be delayed for a period of six months after the Participant’s termination of employment if the Participant is a “specified employee” as defined under Section 409A of the Code and if required pursuant to Section 409A of the Code. If payment is delayed, the Stock Units shall be settled and paid within thirty (30) days after the date that is six (6) months following the Participant’s termination of employment. Payments with respect to the Stock Units may only be paid in a manner and upon an event permitted by Section 409A of the Code. Each payment under this Agreement shall be treated as a separate payment, and the right to a series of installment payments under this Agreement shall be treated as a right to a series of separate payments. In no event shall the Participant, directly or indirectly, designate the calendar year of payment. The Company may change or modify the terms of this Agreement without the Participant’s consent or signature if the Company determines, in its sole discretion, that such change or modification is necessary for purposes of compliance with or exemption from the requirements of Section 409A of the Code or any regulations or other guidance issued thereunder.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused an officer to execute this Agreement, and the Participant has executed this Agreement, effective as of the Date of Grant.

NEWLAKE CAPITAL PARTNERS, INC.

Name: Title:

I hereby accept the award of Stock Units described in this Agreement, and I agree to be bound by the terms of the Plan and this Agreement.

Date	Participant

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Exhibit 10.4

 EMPLOYEE FORM

NEWLAKE CAPITAL PARTNERS, INC.

2021 EQUITY INCENTIVE PLAN

PERFORMANCE STOCK UNIT AGREEMENT

This PERFORMANCE STOCK UNIT AGREEMENT (the “Agreement”), dated as of _________________ (the “Date of Grant”), is delivered by NewLake Capital Partners, Inc. (the “Company”) to ____________________ (the “Participant”).

RECITALS

The NewLake Capital Partners, Inc. 2021 Equity Incentive Plan (the “Plan”) provides for the grant of restricted stock units that vest and are payable if specified Performance Goals are met. The Committee has decided to make this grant of performance restricted stock units as an inducement for the Participant to promote the best interests of the Company and its stockholders. The Participant hereby acknowledges the receipt of a copy of the official prospectus for the Plan. This Agreement is made pursuant to the Plan and is subject in its entirety to all applicable provisions of the Plan. Capitalized terms used herein and not otherwise defined will have the meanings set forth in the Plan.

1.    Grant of PSUs. Subject to the terms and conditions set forth in this Agreement and in the Plan, the Company hereby grants the Participant performance restricted stock units (the “PSUs”), subject to the achievement of the Performance Goals set forth on Exhibit A hereto. Each PSU represents the right of the Participant to receive a share of Company Stock on the applicable payment date set forth in Section 6 below, subject to the terms of this Agreement. The target number of PSUs granted pursuant to this Agreement shall be [Target] (the “Target PSUs”), provided that the Participant has the opportunity to earn up to [Maximum] PSUs based upon achievement of the Performance Goals and the terms and conditions described herein.

2.    PSU Account. PSUs represent hypothetical shares of Company Stock, and not actual shares of stock. The Company shall establish and maintain a PSU account, as a bookkeeping account on its records, for the Participant and shall record in such account the number of PSUs granted to the Participant. No shares of Company Stock shall be issued to the Participant at the time the grant is made, and the Participant shall not be, and shall not have any of the rights or privileges of, a stockholder of the Company with respect to any PSUs recorded in the PSU account. The Participant shall not have any interest in any fund or specific assets of the Company by reason of this award or the PSU account established for the Participant.

3.    Vesting.

(a)    The number of PSUs that vest (if any) shall be determined in accordance with the terms and conditions set forth on Exhibit A, which are incorporated herein by reference.

(b)    Any outstanding PSUs that do not vest in accordance with Exhibit A shall be immediately cancelled, and Participant shall thereupon cease to have any right or entitlement to receive any shares with respect to those cancelled PSUs.

4.    Termination of Employment or Service. The provisions of this Section 4 shall apply in the event that a Change of Control does not occur during the Performance Period.

(a)    Except as set forth in this Section 4 or Section 5 below, if the Participant ceases to be employed by, or provide service to, the Employer for any reason before the Vesting Date (as defined on Exhibit A), the unvested PSUs shall automatically terminate and shall be forfeited as of the date of the Participant’s termination of employment or service.

(b)    Except as otherwise provided in Section 4(c) below, if the Participant’s employment with the Employer is terminated by the Employer without Cause (a “Qualifying Termination”) before the Vesting Date, to the extent that the performance period set forth on Exhibit A (the “Performance Period”) has not ended as of the date of such termination, the unvested PSUs shall remain outstanding and shall vest in the amount determined accordance with Section 3(a) as if the Participant had continued in employment through the Vesting Date multiplied by a fraction, the numerator of which is the total number of calendar days during which the Participant was employed by the Employer during the Performance Period, and the denominator of which is the total number of calendar days in the Performance Period, provided that the Participant executes and does not revoke a Release.

(c)    If the Participant’s employment with the Employer is terminated by the Employer without Cause within six (6) months following a Change of Control and before the Vesting Date, to the extent that the Performance Period has not ended as of the date of such termination, the unvested PSUs shall remain outstanding and shall vest in accordance with Section 3(a) as if the Participant had continued in employment through the Vesting Date, provided that the Participant executes and does not revoke a Release.

(d)    If the Participant’s employment with the Employer terminates by reason of death or Disability, in each case before the scheduled Vesting Date, the unvested PSUs shall automatically terminate and shall be forfeited as of the date of the Participant’s termination of employment or service.

(e)    For purposes of this Agreement, “Release” shall mean a general release of any and all claims against the Company and all related parties with respect to all matters arising out of the Participant’s employment by the Employer, and the termination thereof, in such form as the Company shall determine.

(f)    If the Participant’s employment with the Employer is terminated by the Company for Cause, all PSUs, whether vested or unvested, that have not been paid prior to the date of the Participant’s termination of employment or service shall automatically terminate and shall be forfeited as of the date of the Participant’s termination of employment or service.

5.    Change of Control. If a Change of Control occurs during the Performance Period, the PSUs shall be treated as described in this Section 5. Notwithstanding anything to the contrary, the Committee may take such other actions with respect to the PSUs as it deems appropriate in accordance with and to the extent permitted by Section 4(e) and Section 13 of the Plan.

(a)    In lieu of measuring performance as of the end of the Performance Period, the Committee shall calculate a “Change of Control Amount” as of the closing date of the Change of Control (the “Change of Control Date”) as follows: the number of PSUs to be included in the Change of Control Amount (if any) shall be determined by the Committee in accordance with Exhibit A, by comparing the actual performance to the Performance Goals as of the Change of Control Date (for which purpose, the Performance Period shall be deemed to end on the Change of Control Date), subject to adjustment to the extent set forth in Exhibit A, and to the extent the achievement of any Performance Goal is not objectively determinable, the Committee shall determine in its sole discretion whether and to what extent the applicable Performance Goals have been met.

(b)    If the PSUs are assumed in accordance with Section 13(a) of the Plan, the following shall apply:

(i)    If Participant continues in employment through the Vesting Date, the Change of Control Amount shall be paid within sixty (60) days following the Vesting Date in accordance with Section 6(a), and the Change of Control Amount shall not be earned until such Vesting Date.

(ii)    Except as otherwise provided in Section 5(b)(iii) below, if the Participant has a Qualifying Termination prior to the Vesting Date, the date of the Participant’s termination of employment or service shall be a Vesting Date for purposes of Section 6 and Section 7, the Change of Control Amount shall be multiplied by a fraction, the numerator of which is the total number of calendar days during which the Participant was employed by the Employer during the Performance Period (without regard to any shortened Performance Period on account of the occurrence of the Change of Control), and the denominator of which is the total number of calendar days in the Performance Period (without regard to any shortened Performance Period on account of the occurrence of the Change of Control), and such pro-rated Change of Control Amount shall be paid within sixty (60) days following such Vesting Date in accordance with Section 6(a), provided that the Participant executes and does not revoke a Release.

(iii)    If the Participant’s employment with the Employer terminates by reason of death or Disability, in each case before the Vesting Date, then if the Participant (or the Participant’s executor, legal representative, administrator or designated beneficiary, as applicable, in the event of the Participant’s death) executes and does not revoke a Release, such date shall be a Vesting Date for purposes of Section 6 and Section 7, and the Change of Control Amount shall be paid within sixty (60) days following such Vesting Date in accordance with Section 6(a).

(iv)    If the Participant’s employment with the Employer is terminated by the Company for Cause, all PSUs, whether vested or unvested, that have not been paid prior to the date of the Participant’s termination of employment or service shall automatically terminate and shall be forfeited as of the date of the Participant’s termination of employment or service.

(v)    Except as set forth in this Section 5(b), if the Participant ceases to be employed by, or provide service to, the Employer for any reason before the Vesting Date (as defined on Exhibit A), the Change of Control Amount shall be forfeited as of the date of the Participant’s termination of employment or service and shall not be paid to the Participant.

(c)    If the PSUs are not assumed in accordance with Section 13(a) of the Plan, then Section 13(b) of the Plan shall apply.

6.    Payment of PSUs and Tax Withholding.

(a)    If and when the PSUs vest, the Company shall issue to the Participant one share of Company Stock for each vested PSU, subject to applicable tax withholding obligations. Subject to Sections 6(b), payment shall be made within sixty (60) days following the applicable Vesting Date. No payment shall be made with respect to any unvested PSUs that terminate as described in Sections 4 and 5 above.

(b)    At the time of payment in accordance with Section 6(a) above, the number of shares issued to the Participant shall be reduced by a number of shares of Company Stock with a Fair Market Value equal to an amount of the federal (including FICA), state, local and other tax liabilities required by law to be withheld with respect to the payment of the PSUs. To the extent the Company determines that it is not reasonably practicable to withhold in accordance with the immediately preceding sentence, the Participant shall be required to pay to the Employer, or make other arrangements satisfactory to the Employer to provide for the payment of, any federal, state, local or other taxes that the Employer is required to withhold with respect to the PSUs. Unless the Committee determines otherwise, share withholding for taxes shall not exceed the Participant’s minimum applicable tax withholding amount.

(c)    The obligation of the Company to deliver Company Stock shall also be subject to the condition that if at any time the Board shall determine in its discretion that the listing, registration or qualification of the shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of shares (any such circumstance, a “Securities Requirement”), the shares may not be issued in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board. The issuance of shares, if any, to the Participant pursuant to this Agreement is subject to any applicable laws or regulations of the United States or of any state having jurisdiction thereof. In the event that the Company delays issuance of shares of Company Stock hereunder as a result of a Securities Requirement, such issuance shall be made at the earliest date at which the Company reasonably determines that such issuance will not violate a Securities Requirement, as required by Treasury Regulation Section 1.409A-2(b)(7)(ii). No payment shall be delayed under this Section 5(c) if such delay will result in a violation of Section 409A of the Code.

7.    No Stockholder Rights; Dividend Equivalents. Neither the Participant, nor any person entitled to receive payment in the event of the Participant’s death, shall have any of the rights and privileges of a stockholder with respect to shares of Company Stock, including voting or dividend rights, until certificates for shares have been issued upon payment of PSUs. The Participant acknowledges that no election under Section 83(b) of the Code is available with respect to PSUs. Notwithstanding the foregoing, the Participant shall be entitled to accrue Dividend Equivalents on the shares underlying the PSUs prior to the Vesting Date, which shall be credited to the PSU account for the Participant and will be paid or distributed in the form of cash or shares of Company Stock, in the Committee’s discretion, when the shares underlying the PSUs vest and are issued in accordance with this Agreement. If paid in shares of Company Stock, the number of shares of Company Stock that shall be issued with respect to such Dividend Equivalents shall be equal to (a) the accumulated Dividend Equivalents, divided by (b) the Fair Market Value per share of Company Stock on the date preceding the date on which the PSUs are settled pursuant to Section 5 or 6, rounded down to the nearest whole share, and the Company shall pay the Fair Market Value of any fractional share thus eliminated in cash. For the avoidance of doubt, Dividend Equivalents shall vest and be paid with respect to the same number of shares of Company Stock as the number of PSUs that vest and are paid in accordance with Exhibit A.

8.    Grant Subject to Plan Provisions. This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant and payment of the PSUs are subject to the provisions of the Plan and to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the shares of Company Stock, (c) changes in capitalization of the Company and (d) other requirements of applicable law. The Committee shall have the authority to interpret and construe the PSUs pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

9.    No Employment or Other Rights. The grant of the PSUs shall not confer upon the Participant any right to be retained by or in the employ or service of any Employer and shall not interfere in any way with the right of any Employer to terminate the Participant’s employment or service at any time. The right of any Employer to terminate at will the Participant’s employment or service at any time for any reason is specifically reserved.

10.    Assignment and Transfers. Except as the Committee may otherwise permit pursuant to the Plan, the rights and interests of the Participant under this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Participant, by will or by the laws of descent and distribution. In the event of any attempt by the Participant to alienate, assign, pledge, hypothecate, or otherwise dispose of the PSUs or any right hereunder, except as provided for in this Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the PSUs by notice to the Participant, and the PSUs and all rights hereunder shall thereupon become null and void. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates. This Agreement may be assigned by the Company without the Participant’s consent.

11.    Applicable Law; Jurisdiction. The validity, construction, interpretation and effect of this Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, without giving effect to the conflicts of laws provisions thereof. Any action arising out of, or relating to, any of the provisions of this Agreement shall be brought only in the United States District Court for the District of Maryland, or if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in Maryland, and the jurisdiction of such court in any such proceeding shall be exclusive. Notwithstanding the foregoing sentence, on and after the date a Participant receives shares of Company Stock hereunder, the Participant will be subject to the jurisdiction provision set forth in the Company’s bylaws, if any.

12.    Entire Agreement. This Agreement and the Plan constitute the entire agreement among the Company and the Participant pertaining to the subject matter hereof, and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Company and the Participant with respect to the PSUs granted hereunder. In the event of any inconsistency between the Plan and this Agreement, the terms and conditions of the Plan shall control.

13.    Notice. Any notice to the Company provided for in this instrument shall be addressed to the Company in care of the Company’s Secretary, at the corporate headquarters of the Company at 27 Pine Street, Suite 50, New Canaan, CT 06840, and any notice to the Participant shall be addressed to the Participant at the current address shown on the payroll of the Employer, or to such other address as the Participant may designate to the Employer in writing. Any notice shall be delivered by hand, electronic mail, or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service or by the postal authority of the country in which the Participant resides or to an internationally recognized expedited mail courier.

14.    Clawback and Other Policies. The Participant agrees that, subject to the requirements of applicable law, the PSUs, and the right to receive and retain any Company Stock covered by this Agreement, shall be subject to any applicable clawback or recoupment policies, share trading policies and other policies that may be implemented by the Board from time to time.

15.    Application of Section 409A of the Code. This Agreement is intended to be exempt from or otherwise comply with the provisions of Section 409A of the Code. Notwithstanding the foregoing, if the PSUs constitute “deferred compensation” under Section 409A of the Code and the PSUs become vested and settled upon the Participant’s termination of employment, payment with respect to the PSUs shall be delayed for a period of six months after the Participant’s termination of employment if the Participant is a “specified employee” as defined under Section 409A of the Code and if required pursuant to Section 409A of the Code. If payment is delayed, the PSUs shall be settled and paid within thirty (30) days after the date that is six (6) months following the Participant’s termination of employment. Payments with respect to the PSUs may only be paid in a manner and upon an event permitted by Section 409A of the Code. Each payment under this Agreement shall be treated as a separate payment, and the right to a series of installment payments under this Agreement shall be treated as a right to a series of separate payments. In no event shall the Participant, directly or indirectly, designate the calendar year of payment. The Company may change or modify the terms of this Agreement without the Participant’s consent or signature if the Company determines, in its sole discretion, that such change or modification is necessary for purposes of compliance with or exemption from the requirements of Section 409A of the Code or any regulations or other guidance issued thereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused an officer to execute this Agreement, and the Participant has executed this Agreement, effective as of the Date of Grant.

NEWLAKE CAPITAL PARTNERS, INC.

Name: Title:

I hereby accept the award of PSUs described in this Agreement, and I agree to be bound by the terms of the Plan and this Agreement.

Date	Participant

EXHIBIT A

Performance Goals

Exhibit 10.5

NEWLAKE CAPITAL PARTNERS, INC.

2021 EQUITY INCENTIVE PLAN

NON-EMPLOYEE DIRECTOR RESTRICTED STOCK UNIT AGREEMENT

This NON-EMPLOYEE DIRECTOR RESTRICTED STOCK UNIT AGREEMENT (the “Agreement”), dated as of _________________ (the “Date of Grant”), is delivered by NewLake Capital Partners, Inc. (the “Company”) to _______________ (the “Participant”).

RECITALS

The NewLake Capital Partners, Inc. 2021 Equity Incentive Plan (the “Plan”) provides for the grant of restricted stock units. The Committee has decided to make this grant of restricted stock units as an inducement for the Participant to promote the best interests of the Company and its stockholders. The Participant hereby acknowledges the receipt of a copy of the official prospectus for the Plan. This Agreement is made pursuant to the Plan and is subject in its entirety to all applicable provisions of the Plan. Capitalized terms used herein and not otherwise defined will have the meanings set forth in the Plan.

1.    Grant of Stock Units. Subject to the terms and conditions set forth in this Agreement and in the Plan, the Company hereby grants the Participant _______ restricted stock units (the “Stock Units”). Each Stock Unit represents the right of the Participant to receive a share of Company Stock on the applicable payment date set forth in Section 5 below, subject to the terms of this Agreement.

2.    Stock Unit Account. Stock Units represent hypothetical shares of Company Stock, and not actual shares of stock. The Company shall establish and maintain a Stock Unit account, as a bookkeeping account on its records, for the Participant and shall record in such account the number of Stock Units granted to the Participant. No shares of Company Stock shall be issued to the Participant at the time the grant is made, and the Participant shall not be, and shall not have any of the rights or privileges of, a stockholder of the Company with respect to any Stock Units recorded in the Stock Unit account. The Participant shall not have any interest in any fund or specific assets of the Company by reason of this award or the Stock Unit account established for the Participant.

3.    Vesting.

(a)    The Stock Units shall become vested according to the following schedule (each, a “Vesting Date”), provided that the Participant continues to provide service to the Company from the Date of Grant until the applicable Vesting Date:

Vesting Date	Vested Stock Units

(b)    In the event of a Change of Control before all of the Stock Units vest in accordance with Section 3(a) above, the provisions of Section 13 of the Plan shall apply to the Stock Units.

4.    Termination of Service.

(a)    Except as set forth in this Agreement, if the Participant ceases to provide service to the Company for any reason prior to the scheduled Vesting Date, any unvested Stock Units shall automatically terminate and shall be forfeited as of the date of the Participant’s termination of service.

(b)    If the Participant’s service with the Company terminates by reason of death before the scheduled Vesting Date any unvested Stock Units shall accelerate and become vested in full as of the date of the Participant’s termination of employment or service.

5.    Payment of Stock Units and Tax Withholding.

(a)    The Company shall issue to the Participant one share of Company Stock for each vested Stock Unit, subject to applicable tax withholding obligations. Subject to Section 5(b) below, such issuance shall be made within sixty (60) days following the first to occur of (i) the date the Participant has a separation from service within the meaning of Section 409A of the Code, or (ii) a Change of Control, provided that such Change of Control would also constitute a change in ownership or effective control of, or a change in the ownership of a substantial portion of the assets of, the Company under Section 409A of the Code ((i) or (ii), as applicable the “Settlement Date”). No payment shall be made with respect to any unvested Stock Units that terminate as described in Sections 4(a) above.

(b)    At the time of payment in accordance with Section 5(a) above, the number of shares issued to the Participant shall be reduced by a number of shares of Company Stock with a Fair Market Value equal to an amount of the federal (including FICA), state, local and other tax liabilities required by law to be withheld with respect to the payment of the Stock Units. To the extent the Company determines that it is not reasonably practicable to withhold in accordance with the immediately preceding sentence, the Participant shall be required to pay to the Employer, or make other arrangements satisfactory to the Employer to provide for the payment of, any federal, state, local or other taxes that the Employer is required to withhold with respect to the Stock Units. Unless the Committee determines otherwise, share withholding for taxes shall not exceed the Participant’s minimum applicable tax withholding amount.

(c)    The obligation of the Company to deliver Company Stock shall also be subject to the condition that if at any time the Board shall determine in its discretion that the listing, registration or qualification of the shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of shares (any such circumstance, a “Securities Requirement”), the shares may not be issued in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board. The issuance of shares, if any, to the Participant pursuant to this Agreement is subject to any applicable laws or regulations of the United States or of any state having jurisdiction thereof. In the event that the Company delays issuance of shares of Company Stock hereunder as a result of a Securities Requirement, such issuance shall be made at the earliest date at which the Company reasonably determines that such issuance will not violate a Securities Requirement, as required by Treasury Regulation Section 1.409A-2(b)(7)(ii). No payment shall be delayed under this Section 5(c) if such delay will result in a violation of Section 409A of the Code.

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6.    No Stockholder Rights; Dividend Equivalents. Neither the Participant, nor any person entitled to receive payment in the event of the Participant’s death, shall have any of the rights and privileges of a stockholder with respect to shares of Company Stock, including voting or dividend rights, until certificates for shares have been issued upon payment of Stock Units. The Participant acknowledges that no election under Section 83(b) of the Code is available with respect to Stock Units. Notwithstanding the foregoing, the Participant shall be entitled to accrue Dividend Equivalents on the shares underlying the Stock Units prior to the Settlement Date, which shall be credited to the Stock Unit account for the Participant and will be paid or distributed in the form of cash or shares of Company Stock, in the Committee’s discretion, (i) with respect to Dividend Equivalents of dividends paid by the Company on or prior to the Vesting Date, within thirty (30) days following the Vesting Date, or (ii) with respect to Dividend Equivalents of dividends paid by the Company following the Vesting Date, within thirty (30) days following the date such dividend is paid by the Company. If paid in shares of Company Stock, the number of shares of Company Stock that shall be issued with respect to such Dividend Equivalents shall be equal to (a) the accumulated unpaid Dividend Equivalents, divided by (b) the Fair Market Value per share of Company Stock on the date preceding the date on which the Dividend Equivalents are paid, rounded down to the nearest whole share, and the Company shall pay the Fair Market Value of any fractional share thus eliminated in cash. For the avoidance of doubt, Dividend Equivalents shall vest and be paid only to the extent that the underlying Stock Units vest.

7.    Grant Subject to Plan Provisions. This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant and payment of the Stock Units are subject to the provisions of the Plan and to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the shares of Company Stock, (c) changes in capitalization of the Company and (d) other requirements of applicable law. The Committee shall have the authority to interpret and construe the Stock Units pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

8.    No Employment or Other Rights. The grant of the Stock Units shall not confer upon the Participant any right to be retained by or in the employ or service of any Employer and shall not interfere in any way with the right of any Employer to terminate the Participant’s service at any time.

9.    Assignment and Transfers. Except as the Committee may otherwise permit pursuant to the Plan, the rights and interests of the Participant under this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Participant, by will or by the laws of descent and distribution. In the event of any attempt by the Participant to alienate, assign, pledge, hypothecate, or otherwise dispose of the Stock Units or any right hereunder, except as provided for in this Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Stock Units by notice to the Participant, and the Stock Units and all rights hereunder shall thereupon become null and void. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates. This Agreement may be assigned by the Company without the Participant’s consent.

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10.    Applicable Law; Jurisdiction. The validity, construction, interpretation and effect of this Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, without giving effect to the conflicts of laws provisions thereof. Any action arising out of, or relating to, any of the provisions of this Agreement shall be brought only in the United States District Court for the District of Maryland, or if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in Maryland, and the jurisdiction of such court in any such proceeding shall be exclusive. Notwithstanding the foregoing sentence, on and after the date a Participant receives shares of Company Stock hereunder, the Participant will be subject to the jurisdiction provision set forth in the Company’s bylaws, if any.

11.    Entire Agreement. This Agreement and the Plan constitute the entire agreement among the Company and the Participant pertaining to the subject matter hereof, and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Company and the Participant with respect to the Stock Units granted hereunder. In the event of any inconsistency between the Plan and this Agreement, the terms and conditions of the Plan shall control.

12.    Notice. Any notice to the Company provided for in this instrument shall be addressed to the Company in care of the Company’s Secretary, at the corporate headquarters of the Company at 27 Pine Street, Suite 50, New Canaan, CT 06840, and any notice to the Participant shall be addressed to the Participant at the current address shown on the records of the Company, or to such other address as the Participant may designate to the Company in writing. Any notice shall be delivered by hand, electronic mail, or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service or by the postal authority of the country in which the Participant resides or to an internationally recognized expedited mail courier.

13.    Clawback and Other Policies. The Participant agrees that, subject to the requirements of applicable law, the Stock Units, and the right to receive and retain any Company Stock covered by this Agreement, shall be subject to any applicable clawback or recoupment policies, share trading policies and other policies that may be implemented by the Board from time to time.

14.    Application of Section 409A of the Code. This Agreement is intended to be exempt from or otherwise comply with the provisions of Section 409A of the Code. Payments with respect to the Stock Units may only be paid in a manner and upon an event permitted by Section 409A of the Code. Each payment under this Agreement shall be treated as a separate payment, and the right to a series of installment payments under this Agreement shall be treated as a right to a series of separate payments. In no event shall the Participant, directly or indirectly, designate the calendar year of payment. The Company may change or modify the terms of this Agreement without the Participant’s consent or signature if the Company determines, in its sole discretion, that such change or modification is necessary for purposes of compliance with or exemption from the requirements of Section 409A of the Code or any regulations or other guidance issued thereunder.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused an officer to execute this Agreement, and the Participant has executed this Agreement, effective as of the Date of Grant.

NEWLAKE CAPITAL PARTNERS, INC.

Name: Title:

I hereby accept the award of Stock Units described in this Agreement, and I agree to be bound by the terms of the Plan and this Agreement.

Date	Participant

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